Exhibit 99

Meridian Bancorp, Inc. Reports Record Third Quarter Net Income

and its Intention to Increase the Quarterly Dividend 40%

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (October 23, 2018): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced net income of $17.4 million, or $0.33 per diluted share, for the quarter ended September 30, 2018, up from $14.1 million, or $0.27 per diluted share, for the quarter ended June 30, 2018 and $13.3 million, or $0.25 per diluted share, for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, net income was $43.4 million, or $0.82 per diluted share, up from $33.9 million, or $0.65 per diluted share, for the nine months ended September 30, 2017. Net income for the quarter and nine months ended September 30, 2018 reflects a reduction in the statutory federal income tax rate to 21% from 35% effective January 1, 2018 related to enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017. The Company’s return on average assets was 1.22% for the quarter ended September 30, 2018, up from 1.01% for the quarter ended June 30, 2018 and 1.10% for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, the Company’s return on average assets was 1.05%, up from 0.97% for the nine months ended September 30, 2017. The Company’s return on average equity was 10.28% for the quarter ended September 30, 2018, up from 8.50% for the quarter ended June 30, 2018 and 8.40% for the quarter ended September 30, 2017.  For the nine months ended September 30, 2018, the Company’s return on average equity was 8.72%, up from 7.25% for the nine months ended September 30, 2017.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “I am pleased to report record net income of $17.4 million, or $0.33 per diluted share, for the third quarter of 2018, and $43.4 million, or $0.82 per diluted share, for the nine months ended September 30, 2018. Our net income rose 23% from the second quarter of 2018, 30% from the third quarter of 2017 and 28% for the first nine months of 2018 from the same period last year. We are also gratified by the increases in our returns on average assets and average equity, which were 1.22% and 10.28% for the third quarter and 1.05% and 8.72% for the first nine months of 2018. On a pre-tax basis, our income would have increased 15% from the second quarter of 2018, 10% from the third quarter of 2017 and 14% from the first nine months of 2017 if changes in the fair value of marketable equity securities recognized in 2018 and gains on sale of securities for these periods as reported in non-interest income were excluded.”

Mr. Gavegnano added, “Our earnings continue to be driven by growth in net interest income and strong asset quality as enhanced this year by income tax expense reductions resulting from the Tax Act’s lower federal income tax rate. In recognition of our rising earnings trends, the Board of Directors intends to declare an increase in our quarterly dividend by $0.02 per share, or 40%, to $0.07 per share in the fourth quarter.”

The Company’s net interest income was $41.4 million for the quarter ended September 30, 2018, up $320,000 or 0.8%, from the quarter ended June 30, 2018 and $3.3 million, or 8.7%, from the quarter ended September 30, 2017. The interest rate spread and net interest margin on a tax-equivalent basis were 2.70% and 2.99%, respectively, for the quarter ended September 30, 2018 compared to 2.81% and 3.07%, respectively, for the quarter ended June 30, 2018 and 3.08% and 3.30%, respectively, for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, net interest income increased $15.4 million, or 14.4%, to $122.3 million from the nine months ended September 30, 2017. The net interest rate spread and net interest margin on a tax-equivalent basis were 2.81% and 3.07%, respectively, for the nine months ended September 30, 2018 compared to 3.03% and 3.25%, respectively, for the nine months ended September 30, 2017. The increases in net interest income were primarily due to growth in average loan balances, partially offset by increases in the average balances of total deposits and borrowings and the cost of funds for the quarter and nine months ended September 30, 2018 compared to the respective prior periods. The interest rate spread and net interest margin on a tax-equivalent basis for the quarter and nine months ended September 30, 2018 reflect the reduction in the federal income tax rate to 21% from 35%.

Total interest and dividend income increased to $58.1 million for the quarter ended September 30, 2018, up $2.3 million, or 4.1%, from the quarter ended June 30, 2018 and $10.1 million, or 21.1%, from the quarter ended September 30, 2017, primarily due to growth in the Company’s average loan balances to $5.214 billion, partially offset by declines in the yield on loans to 4.30% on a tax-equivalent basis, reflecting reductions in prepayment fees of $313,000 compared to the second quarter of 2018 and $440,000 compared to the third quarter of 2017. The Company’s yield on interest-earning assets on a tax-equivalent basis was 4.18% for the quarter ended September 30, 2018, up two basis points from the quarter ended June 30, 2018 and up five basis points from the quarter ended September 30, 2017. For the nine months ended September 30, 2018, the Company’s total interest and dividend income increased $31.7 million, or 23.6%, to $166.0 million from the nine months ended September 30, 2017 primarily due to growth in the average loan balances of $816.7 million, or 19.5%, to $5.013 billion, and by an increase in the yield on loans on a tax-equivalent basis of four basis points to 4.31% for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The Company’s yield on interest-earning assets on a tax-equivalent basis increased 10 basis points to 4.15% for the nine months ended September 30, 2018 compared to the same period in 2017. The yields on loans and interest-earning assets on a tax-equivalent basis for the quarter and nine months ended September 30, 2018 also reflect the reduction in the federal income tax rate to 21% from 35%.

Total interest expense increased to $16.7 million for the quarter ended September 30, 2018, up $1.9 million, or 13.2%, from the quarter ended June 30, 2018 and $6.8 million, or 68.9%, from the quarter ended September 30, 2017. Interest expense on deposits increased to $14.3 million for the quarter ended September 30, 2018, up $1.5 million, or 12.0%, from the quarter ended June 30, 2018 and $5.8 million, or 67.5%, from the quarter ended September 30, 2017 primarily due to growth in average total deposits to $4.385 billion and increases in the cost of average total deposits to 1.29% from 1.19% for the quarter ended June 30, 2018, and 0.91% for the quarter ended September 30, 2017. Interest expense on borrowings increased to $2.5 million for the quarter ended September 30, 2018, up $414,000, or 20.2%, from the quarter ended June 30, 2018 and $1.1 million, or 77.4%, from the quarter ended September 30, 2017 primarily due to growth in average total borrowings to $612.2 million. The Company’s total cost of funds was 1.33% for the quarter ended September 30, 2018, up 11 basis points from the quarter ended June 30, 2018 and 39 basis points from the quarter ended September 30, 2017. Total interest expense increased $16.3 million, or 59.7%, to $43.7 million for the nine months ended September 30, 2018 from the nine months ended September 30, 2017. Interest expense on deposits increased $13.7 million, or 57.2%, to $37.5 million for the nine months ended September 30, 2018 from the nine months ended September 30, 2017 due to the growth in average total deposits of $617.6 million, or 17.0%, to $4.261 billion and an increase in the cost of average total deposits of 30 basis points to 1.18%. Interest expense on borrowings increased $2.7 million, or 76.5%, to $6.2 million for the nine months ended September 30, 2018 from the nine months ended September 30, 2017 due to the growth in average total borrowings of $189.7 million, or 49.2%, to $575.4 million and an increase in the cost of average total borrowings of 22 basis points to 1.43%. The Company’s cost of funds increased 30 basis points to 1.21% for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017.

Mr. Gavegnano noted, “Our earnings continue to be driven by the robust loan growth. Our net loan growth was $111 million, or 2%, for the third quarter of 2018, $603 million, or 13%, for the first nine months of 2018, and $724 million, or 16%, since September 30, 2017. Our yield on loans was 4.30% for the third quarter and 4.31% for the first nine months of 2018, while our net interest margin was 2.99% for the third quarter and 3.07% for the first nine months of 2018, reflecting increases in our cost of funds in the current market interest rate environment. However, without the tax rate change under the Tax Act, our yields on loans and the net interest margin on a tax-equivalent basis would have been five basis points higher than reported for 2018 periods. Although third quarter loan growth was lower than the preceding quarters this year due to the timing of loan closings, we expect loan growth to be strong in the fourth quarter based on our current pipeline.”

The Company's provision for loan losses was $226,000 for the quarter ended September 30, 2018, down $1.6 million from the quarter ended June 30, 2018 and down $2.2 million from the quarter ended September 30, 2017. The allowance for loan losses was $49.6 million or 0.94% of total loans at September 30, 2018, compared to $49.4 million or 0.96% of total loans at June 30, 2018, $45.2 million or 0.97% of total loans at December 31, 2017, and $45.6 million or 1.00% of total loans at September 30, 2017. The changes in the provision and the allowance for loan losses were based on management’s assessment of loan portfolio growth and composition changes, declines in historical charge-off trends, reduced levels of problem loans and other improvements in asset quality trends. Such changes reflected the conversion of construction loans to permanent status in the commercial real estate and commercial and industrial loan portfolios totaling $90.3 million in the quarter ended September 30, 2018 and $312.2 million in the nine months ended September 30, 2018.

Net charge-offs totaled $18,000 for the quarter ended September 30, 2018 compared to net recoveries of $43,000 for the quarter ended June 30, 2018 and net charge-offs of $44,000 for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, net recoveries totaled $139,000, compared to net charge-offs of $80,000 for the nine months ended September 30, 2017.

Non-accrual loans were $8.0 million, or 0.15% of total loans outstanding, at September 30, 2018; up $101,000, or 1.3%, from June 30, 2018; down $357,000, or 4.3%, from December 31, 2017; and down $1.2 million, or 12.8%, from September 30, 2017. Non-performing assets were $8.0 million, or 0.14% of total assets, at September 30, 2018, compared to $7.9 million, or 0.14% of total assets, at June 30, 2018, $8.4 million, or 0.16% of total assets at December 31, 2017, and $10.9 million, or 0.21% of total assets, at September 30, 2017.

Non-interest income was $3.7 million for the quarter ended September 30, 2018, up from $2.9 million for the quarter ended June 30, 2018 and down from $5.3 million for the quarter ended September 30, 2017. Non-interest income increased $819,000, or 28.7%, compared to the quarter ended June 30, 2018, primarily due to increases of $459,000 in loan fees and $393,000 in the gain on equity securities, net. Compared to the quarter ended September 30, 2017, non-interest income decreased $1.6 million, or 30.0%, primarily due to decreases of $1.7 million in gain on life insurance distribution related to a bank-owned life insurance claim recognized during the third quarter of 2017 and $865,000 in gain on sales of securities available for sale, net, partially offset by increases of $781,000 in gain on equity securities, net and $161,000 in customer service fees. For the nine months ended September 30, 2018, non-interest income decreased $5.5 million, or 38.2%, to $8.9 million from $14.4 million for the nine months ended September 30, 2017, primarily due to decreases of $3.2 million in gain on sales of securities available for sale, net, $1.7 million in gain on life insurance distribution and $1.4 million in loan fees due to $1.3 million of loan swap fee income recognized in the second quarter of 2017, partially offset by increases of $632,000 in gain on equity securities, net and $347,000 in customer service fees.

Non-interest expenses were $23.0 million, or 1.61% of average assets for the quarter ended September 30, 2018, compared to $23.5 million, or 1.69% of average assets for the quarter ended June 30, 2018 and $20.8 million, or 1.71% of average assets for the quarter ended September 30, 2017.  Non-interest expenses decreased $458,000, or 2.0%, compared to the quarter ended June 30, 2018, due primarily to decreases of $317,000 in professional services and $174,000 in marketing and advertising. Non-interest expenses increased $2.2 million, or 10.5%, compared to the quarter ended September 30, 2017, due primarily to increases of $1.4 million in salaries and employee benefits, $305,000 in occupancy and equipment, $219,000 in data processing, $191,000 in deposit insurance and $134,000 in other general and administrative expenses, partially offset by a decrease of $245,000 in merger and acquisition expenses. For the nine months ended September 30, 2018, non-interest expenses increased $7.1 million, or 11.0%, to $71.2 million from $64.1 million for the nine months ended September 30, 2017, due to increases of $4.8 million in salaries and employee benefits, $810,000 in occupancy and equipment expenses, $702,000 in data processing expenses, $560,000 in other general and administrative expenses, and $283,000 in marketing and advertising expenses, partially offset by a $217,000 decrease in professional services. The increases in salaries and employee benefits expenses reflect annual increases in employee compensation and health benefits during the first quarter of 2018.  In addition, the increases in salaries and employee benefits, and occupancy and equipment expenses and data processing include costs associated with the expansion of our branch and support staff, including two branches acquired from Meetinghouse Bank on December 29, 2017, one new branch opened in the first quarter of 2018, another new branch opened in October 2018, and two new branch openings planned for later in 2018. Other general and administrative expenses reflect core deposit intangible amortization of $147,000 for the quarter ended September 30, 2018 and $442,000 for the nine months ended September 30, 2018. The Company’s efficiency ratio was 51.92% for the quarter ended September 30, 2018 compared to 53.89% for the quarter ended June 30, 2018 and 48.40% for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, the efficiency ratio was 54.44% compared to 54.10% for the nine months ended September 30, 2017.

Mr. Gavegnano added, “Our efficiency ratio improved to 51.92% for the third quarter of 2018 from 53.89% for the second quarter of 2018 reflecting the rise in our net interest income and declines in non-interest expenses. We remain committed to prudent investment in branch network expansion as an important element of our goals for organic growth and financial performance.  We opened our 35th full-service branch in Boston’s Brigham Circle as we prepare for the opening of two new branches in Burlington and Lynnfield later in the fourth quarter and evaluate several additional locations in the Boston metropolitan area.”

The Company recorded a provision for income taxes of $4.5 million for the quarter ended September 30, 2018, reflecting an effective tax rate of 20.4%, compared to $4.5 million, or an effective tax rate of 24.3%, for the quarter ended June 30, 2018, and $6.7 million, or an effective tax rate of 33.5%, for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, the provision for income taxes was $12.3 million, reflecting an effective tax rate of 22.0%, compared to $17.6 million, or an effective tax rate of 34.2%, for the nine months ended September 30, 2017. The reductions in the provision for income taxes and the effective tax rate for 2018 primarily reflect the decrease in the statutory federal income tax rate to 21% from 35% effective January 1, 2018 as a result of the Tax Act.

Total assets were $5.775 billion at September 30, 2018, up $97.7 million, or 1.7%, from $5.678 billion at June 30, 2018 and $475.9 million, or 9.0%, from $5.299 billion at December 31, 2017.  Net loans were $5.226 billion at September 30, 2018, up $111.0 million, or 2.2%, from June 30, 2018, and up $603.1 million, or 13.0%, from December 31, 2017. Loan originations totaled $271.7 million during the quarter ended September 30, 2018 and $1.114 billion during the nine months ended September 30, 2018. The net increase in loans for the nine months ended September 30, 2018 was primarily due to increases of $374.4 million in commercial real estate loans, $190.0 million in multi-family loans, $59.6 million in commercial and industrial loans, and $32.7 million in one- to four-family loans. Cash and due from banks was $313.7 million at September 30, 2018, a decrease of $89.0 million, or 22.1% from December 31, 2017.  Securities, at fair value, were $33.6 million at September 30, 2018, a decrease of $4.7 million, or 12.3%, from $38.4 million at December 31, 2017.

Total deposits were $4.411 billion at September 30, 2018, an increase of $21.7 million, or 0.5%, from $4.390 billion at June 30, 2018 and an increase of $303.4 million, or 7.4%, from $4.108 billion at December 31, 2017.  Core deposits, which exclude certificates of deposit, increased $77.3 million, or 2.8%, during the nine months ended September 30, 2018 to $2.815 billion, or 63.8% of total deposits. Total borrowings were $650.8 million, up $59.1 million, or 10.0%, from June 30, 2018 and up $137.3 million, or 26.7%, from December 31, 2017.

Total stockholders’ equity increased $14.5 million, or 2.2%, to $679.1 million at September 30, 2018 from $664.7 million at June 30, 2018, and $32.7 million, or 5.1%, from $646.4 million at December 31, 2017. The increase for the nine months ended September 30, 2018 was primarily due to net income of $43.4 million and $3.3 million related to stock-based compensation plans, partially offset by the repurchase of 314,010 shares of the Company’s common stock related to the stock repurchase program at a total cost of $6.1 million, dividends of $0.15 per share totaling $7.7 million, and the surrender of 117,313 shares of the Company’s stock related to the tax withholdings resulting from stock option exercises at a total cost of $2.0 million during the third quarter of 2018. Stock options exercised by the Company’s employees and directors totaled 544,869 during the third quarter of 2018 and 762,332 shares during the nine months ended September 30, 2018, including 706,610 shares from stock options granted in 2008 and exercised prior to expiration on October 13, 2018. Stockholders’ equity to assets was 11.76% at September 30, 2018, compared to 11.71% at June 30, 2018 and 12.20% at December 31, 2017. Book value per share increased to $12.52 at September 30, 2018 from $11.96 at December 31, 2017. Tangible book value per share increased to $12.11 at September 30, 2018 from $11.54 at December 31, 2017. Market price per share decreased $3.60, or 17.5%, to $17.00 at September 30, 2018 from $20.60 at December 31, 2017. At September 30, 2018, the Company and the Bank continued to exceed all regulatory capital requirements.

As of September 30, 2018, the Company had repurchased 2,373,621 shares of its stock at an average price of $14.45 per share, or 86.7% of the 2,737,334 shares authorized for repurchase under the Company’s repurchase program adopted in August 2015. During the nine months ended September 30, 2018 the Company had repurchased 314,010 shares of its stock at an average price of $19.30 per share. The Company did not repurchase any of its shares under its repurchase program during the quarter ended September 30, 2018.

Mr. Gavegnano concluded, “Although the Company did not repurchase any shares during the third quarter of 2018 under the current repurchase program, 117,313 shares were surrendered at an average price of $17.31 per share in connection with income taxes withheld from employees from shares that would have been issued from stock options exercised. We will consider buying additional shares under our repurchase program when conditions are determined to be favorable.”

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 35 full-service locations and one mobile location in the greater Boston metropolitan area. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
ASSETS
Cash and due from banks	$313,668	$329,588	$402,687	$300,297
Certificates of deposit	20,891	23,885	69,326	75,192
Securities available for sale, at fair value	17,510	18,437	38,364	44,661
Equity securities, at fair value	16,135	15,428	—	—
Federal Home Loan Bank stock, at cost	31,100	29,546	24,947	22,976
Loans held for sale	843	1,052	3,772	3,707
Loans:
One- to four-family	636,419	635,708	603,680	560,393
Home equity lines of credit	46,534	45,812	48,393	42,042
Multi-family	969,628	911,562	779,637	702,631
Commercial real estate	2,438,139	2,386,926	2,063,781	2,070,761
Construction	594,611	610,946	641,306	604,487
Commercial and industrial	585,215	568,897	525,604	561,769
Consumer	10,934	10,455	10,761	10,222
Total loans	5,281,480	5,170,306	4,673,162	4,552,305
Allowance for loan losses	(49,609)	(49,401)	(45,185)	(45,643)
Net deferred loan origination fees	(5,970)	(6,045)	(5,179)	(4,794)
Loans, net	5,225,901	5,114,860	4,622,798	4,501,868
Bank-owned life insurance	41,164	40,885	40,336	40,052
Premises and equipment, net	42,448	41,584	40,967	40,077
Accrued interest receivable	13,409	12,699	12,902	11,580
Deferred tax asset, net	15,998	15,896	15,244	21,487
Goodwill	19,638	19,638	19,638	13,687
Core deposit intangible	2,801	2,948	3,243	—
Other assets	13,822	11,142	5,231	10,830
Total assets	$5,775,328	$5,677,588	$5,299,455	$5,086,414

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing demand deposits	$490,703	$486,334	$477,428	$455,540
Interest-bearing demand deposits	1,151,955	1,129,657	1,004,155	896,561
Money market deposits	844,183	865,349	921,895	975,246
Regular savings and other deposits	327,721	337,796	333,774	324,895
Certificates of deposit	1,596,691	1,570,435	1,370,609	1,293,227
Total deposits	4,411,253	4,389,571	4,107,861	3,945,469
Short-term borrowings	40,000	—	—	—
Long-term debt	610,772	591,660	513,444	471,069
Accrued expenses and other liabilities	34,160	31,691	31,751	29,472
Total liabilities	5,096,185	5,012,922	4,653,056	4,446,010
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 54,233,331, 53,905,279, 54,039,316 and 53,947,394 shares issued at September 30, 2018, June 30, 2018, December 31, 2017 and September 30, 2017, respectively	542	539	540	539
Additional paid-in capital	392,545	392,955	395,716	393,903
Retained earnings	304,725	289,949	268,533	262,079
Accumulated other comprehensive income (loss)	(812)	(699)	128	2,622
Unearned compensation - ESOP, 2,465,713, 2,496,154, 2,557,036 and 2,587,477 at September 30, 2018, June 30, 2018, December 31, 2017 and September 30, 2017, respectively	(17,857)	(18,078)	(18,518)	(18,739)
Total stockholders' equity	679,143	664,666	646,399	640,404
Total liabilities and stockholders' equity	$5,775,328	$5,677,588	$5,299,455	$5,086,414

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$55,849	$53,904	$46,597	$159,738	$130,281
Interest on debt securities:
Taxable	115	126	58	367	260
Tax-exempt	13	15	—	43	18
Dividends on equity securities	101	134	275	383	843
Interest on certificates of deposit	104	141	221	448	629
Other interest and dividend income	1,932	1,527	819	4,981	2,200
Total interest and dividend income	58,114	55,847	47,970	165,960	134,231
Interest expense:
Interest on deposits	14,284	12,751	8,528	37,544	23,882
Interest on short-term borrowings	8	—	—	8	4
Interest on long-term debt	2,455	2,049	1,388	6,146	3,482
Total interest expense	16,747	14,800	9,916	43,698	27,368
Net interest income	41,367	41,047	38,054	122,262	106,863
Provision for loan losses	226	1,870	2,458	4,285	5,574
Net interest income, after provision for loan losses	41,141	39,177	35,596	117,977	101,289
Non-interest income:
Customer service fees	2,242	2,282	2,081	6,694	6,347
Loan fees (costs)	301	(158)	180	438	1,882
Mortgage banking gains, net	74	63	176	270	348
Gain on sales of securities available for sale, net	—	—	865	—	3,247
Gain on equity securities, net	781	388	—	632	—
Income from bank-owned life insurance	279	277	294	828	874
Gain on life insurance distribution	—	—	1,657	—	1,657
Other income	—	6	—	6	—
Total non-interest income	3,677	2,858	5,253	8,868	14,355
Non-interest expenses:
Salaries and employee benefits	14,386	14,438	12,973	44,218	39,400
Occupancy and equipment	2,981	3,025	2,676	9,545	8,735
Data processing	1,747	1,653	1,528	5,083	4,381
Marketing and advertising	832	1,006	715	2,805	2,522
Professional services	683	1,000	624	2,648	2,865
Deposit insurance	851	782	660	2,430	2,164
Merger and acquisition	26	14	271	114	271
Other general and administrative	1,501	1,547	1,367	4,318	3,758
Total non-interest expenses	23,007	23,465	20,814	71,161	64,096
Income before income taxes	21,811	18,570	20,035	55,684	51,548
Provision for income taxes	4,454	4,508	6,702	12,271	17,624
Net income	$17,357	$14,062	$13,333	$43,413	$33,924

Earnings per share:
Basic	$0.34	$0.27	$0.26	$0.84	$0.66
Diluted	$0.33	$0.27	$0.25	$0.82	$0.65
Weighted average shares:
Basic	51,492,448	51,437,726	51,229,203	51,487,192	51,061,959
Diluted	52,732,340	52,867,787	52,672,962	52,894,503	52,541,752

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,213,832	$56,488	4.30%	$5,043,367	$54,491	4.33%	$4,402,966	$47,855	4.31%
Securities and certificates of deposit	57,489	355	2.45	70,155	443	2.53	132,972	658	1.96
Other interest-earning assets (3)	310,622	1,932	2.47	328,659	1,527	1.86	208,193	819	1.56
Total interest-earning assets	5,581,943	58,775	4.18	5,442,181	56,461	4.16	4,744,131	49,332	4.13
Noninterest-earning assets	118,253			118,324			115,491
Total assets	$5,700,196			$5,560,505			$4,859,622
Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,133,916	$4,032	1.41	$1,104,003	$3,486	1.27	$819,965	$1,874	0.91
Money market deposits	869,248	2,658	1.21	849,177	2,326	1.10	966,340	2,240	0.92
Regular savings and other deposits	329,586	114	0.14	339,004	118	0.14	323,621	113	0.14
Certificates of deposit	1,557,998	7,480	1.90	1,504,883	6,821	1.82	1,169,264	4,301	1.46
Total interest-bearing deposits	3,890,748	14,284	1.46	3,797,067	12,751	1.35	3,279,190	8,528	1.03
Borrowings	612,171	2,463	1.60	591,862	2,049	1.39	468,642	1,388	1.18
Total interest-bearing liabilities	4,502,919	16,747	1.48	4,388,929	14,800	1.35	3,747,832	9,916	1.05
Noninterest-bearing demand deposits	494,366			482,903			450,890
Other noninterest-bearing liabilities	27,388			27,018			26,228
Total liabilities	5,024,673			4,898,850			4,224,950
Total stockholders' equity	675,523			661,655			634,672
Total liabilities and stockholders' equity	$5,700,196			$5,560,505			$4,859,622
Net interest-earning assets	$1,079,024			$1,053,252			$996,299
Fully tax-equivalent net interest income		42,028			41,661			39,416
Less: tax-equivalent adjustments		(661)			(614)			(1,362)
Net interest income		$41,367			$41,047			$38,054
Interest rate spread (1)(4)			2.70%			2.81%			3.08%
Net interest margin (1)(5)			2.99%			3.07%			3.30%
Average interest-earning assets to average
interest-bearing liabilities		123.96%			124.00%			126.58%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$4,385,114	$14,284	1.29%	$4,279,970	$12,751	1.19%	$3,730,080	$8,528	0.91%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$4,997,285	$16,747	1.33%	$4,871,832	$14,800	1.22%	$4,198,722	$9,916	0.94%

(1)

Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, yields on loans before tax-equivalent adjustments were 4.25%, 4.29% and 4.20%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 2.30%, 2.38% and 1.65%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 4.13%, 4.12% and 4.01%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017 was 2.65%, 2.77% and 2.96%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017 was 2.94%, 3.03% and 3.18%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest (1)	Cost (1)(6)	Balance	Interest (1)	Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,012,959	$161,552	4.31%	$4,196,281	$133,976	4.27%
Securities and certificates of deposit	74,575	1,321	2.37	140,277	2,076	1.98
Other interest-earning assets (3)	319,028	4,981	2.09	230,291	2,200	1.28
Total interest-earning assets	5,406,562	167,854	4.15	4,566,849	138,252	4.05
Noninterest-earning assets	120,139			112,600
Total assets	$5,526,701			$4,679,449

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,090,516	$10,309	1.26	$743,531	$4,691	0.84
Money market deposits	867,272	7,041	1.09	988,884	6,689	0.90
Regular savings and other deposits	334,605	346	0.14	316,463	335	0.14
Certificates of deposit	1,480,331	19,848	1.79	1,150,472	12,167	1.41
Total interest-bearing deposits	3,772,724	37,544	1.33	3,199,350	23,882	1.00
Borrowings	575,375	6,154	1.43	385,696	3,486	1.21
Total interest-bearing liabilities	4,348,099	43,698	1.34	3,585,046	27,368	1.02
Noninterest-bearing demand deposits	488,597			444,324
Other noninterest-bearing liabilities	26,559			26,421
Total liabilities	4,863,255			4,055,791
Total stockholders' equity	663,446			623,658
Total liabilities and stockholders' equity	$5,526,701			$4,679,449
Net interest-earning assets	$1,058,463			$981,803
Fully tax-equivalent net interest income		124,156			110,884
Less: tax-equivalent adjustments		(1,894)			(4,021)
Net interest income		$122,262			$106,863
Interest rate spread (1)(4)			2.81%			3.03%
Net interest margin (1)(5)			3.07%			3.25%
Average interest-earning assets to average
interest-bearing liabilities		124.34%			127.39%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$4,261,321	$37,544	1.18%	$3,643,674	$23,882	0.88%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$4,836,696	$43,698	1.21%	$4,029,370	$27,368	0.91%

(1)

Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the nine months ended September 30, 2018, and 2017, yields on loans before tax-equivalent adjustments were 4.26% and 4.15%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 2.22% and 1.67%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 4.10% and 3.93%, respectively. Interest rate spread before tax-equivalent adjustments for the nine months ended September 30, 2018, and 2017 was 2.76% and 2.91%, respectively, while net interest margin before tax-equivalent adjustments for the nine months ended September 30, 2018, and 2017 was 3.02% and 3.13%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Key Performance Ratios
Return on average assets (1)	1.22%	1.01%	1.10%	1.05%	0.97%
Return on average equity (1)	10.28	8.50	8.40	8.72	7.25
Interest rate spread (1) (2)	2.70	2.81	3.08	2.81	3.03
Net interest margin (1) (3)	2.99	3.07	3.30	3.07	3.25
Non-interest expense to average assets (1)	1.61	1.69	1.71	1.72	1.83
Efficiency ratio (4)	51.92	53.89	48.40	54.44	54.10

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$6,977	$6,457	$6,890	$7,055
Home equity lines of credit	—	563	562	563
Commercial real estate	353	366	388	862
Commercial and industrial	676	519	523	525
Total non-accrual loans	8,006	7,905	8,363	9,178
Foreclosed assets	—	—	—	1,690
Total non-performing assets	$8,006	$7,905	$8,363	$10,868

Allowance for loan losses/total loans	0.94%	0.96%	0.97%	1.00%
Allowance for loan losses/non-accrual loans	619.65	624.93	540.30	497.31
Non-accrual loans/total loans	0.15	0.15	0.18	0.20
Non-accrual loans/total assets	0.14	0.14	0.16	0.18
Non-performing assets/total assets	0.14	0.14	0.16	0.21

Capital and Share Related
Stockholders' equity to total assets	11.76%	11.71%	12.20%	12.59%
Book value per share	$12.52	$12.33	$11.96	$11.87
Tangible book value per share (5)	$12.11	$11.91	$11.54	$11.62
Market value per share	$17.00	$19.15	$20.60	$18.65
Shares outstanding	54,233,331	53,905,279	54,039,316	53,947,394

(1)	Annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)

The efficiency ratio is a non-GAAP measure representing measure representing non-interest expense, excluding merger and acquisition expenses, divided by the sum of net interest income and non-interest income excluding gains or losses on sales of securities, and gains or losses on equity securities. The efficiency ratio is a common measure used by banks to understand expenses related to the generation of revenue. We have removed gains or losses on sales of securities and gains or losses on equity securities as management deems them to be either discretionary or market driven and not representative of operating performance. We have removed merger and acquisition expenses as management deems them to be not representative of operating performance. Presented on a basis including merger and acquisition expenses, gains or losses on sales of securities and gains or losses on equity securities, the efficiency ratio was 51.08%, 53.44% and 48.06% for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively, and 54.27% and 52.88% for the nine months ended September 30, 2018 and 2017, respectively.

(5)	Tangible book value per share represents total stockholders’ equity less goodwill and other intangible assets divided by the number of shares outstanding.